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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

NORTH TRACK FUNDS, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

[NORTH TRACK FUNDS, INC. LETTERHEAD]

February __, 2009

Dear Strategic Allocation Fund Stockholder:

We are enclosing proxy materials to ask for your vote on an important proposal affecting all of the North Track Strategic Allocation Fund (the “Strategic Allocation Fund” or the “Fund”) stockholders, which will be presented at a Special Meeting of the Strategic Allocation Fund stockholders on March __, 2009 at ______ Central Time, at the offices of North Track Funds, 200 S. Wacker Drive, Suite 2000, Chicago Illinois 60606.  At this Special Meeting of Strategic Allocation Fund stockholders, you will be asked to approve the liquidation and discontinuation of the Strategic Allocation Fund.  While we have appreciated the confidence and support you have placed in us through your investment in the Strategic Allocation Fund, the Board of Directors (the “Board”) of North Track Funds, Inc. (“North Track”) believes that this proposal is in the best interests of the stockholders of the Strategic Allocation Fund.  This proposal is more fully discussed in the enclosed Proxy Statement.  We urge you to read carefully the enclosed materials before deciding how to vote on the proposal.

In late 2007, the Ziegler Capital Management, LLC, the investment advisor to the Funds (the “Advisor”), reported to the Board that its strategic focus in the future would emphasize its core institutional money management business, and that the Advisor was contemplating exiting the retail mutual fund business in the longer term.  North Track’s management and the Board discussed and considered the implications of this plan on the future of the Strategic Allocation Fund and the other North Track Funds and began to evaluate alternatives that would best serve the stockholders of each Fund.  The Board deemed it preferable, to the extent possible, to find one or more fund families that might be interested in carrying on the business of the Funds, either by consolidating them with compatible, larger mutual funds already in existence or as new startup funds within the fund family.

During the past six months, the Advisor, North Track’s management and the Board have searched for compatible fund families that might be interested in carrying on the business of the Funds.   While we have found compatible fund families that are willing to carry on the business of some of North Track’s other Funds, we have not been successful in locating another compatible fund family that was willing to continue the business of the Strategic Allocation Fund, and we believe that we will not be able to do so in the near future.  Given the fact that the Advisor plans to exit the retail mutual fund business and the lack of alternative courses of action, the Board decided it was in the best interests of the Strategic Allocation Fund and its stockholders for the Strategic Allocation Fund to be liquidated.

The enclosed Proxy Statement, describes and seeks your approval of a Plan of Liquidation (the “Plan of Liquidation”), which provides for the liquidation and discontinuation of the Strategic Allocation Fund.  As a result of the proposed liquidation, all of the investments of the Strategic Allocation Fund will be sold and the proceeds will be distributed among stockholders of the Strategic Allocation Fund.  Any stockholders who continue to hold their shares through the date on which the liquidation is completed will receive a liquidating distribution in an amount equal to the aggregate net asset value of such stockholder’s shares in the Fund determined as of the Liquidation Date in accordance with the Fund’s valuation policies.  If the Plan of Liquidation is approved at the Special Meeting, we expect that North Track will commence making liquidating distributions to Fund stockholders on or about March __, 2009, or such other date as the Board may determine, assuming that all conditions to the consummation of the Plan of Liquidation have been satisfied.    Stockholders should realize taxable gain or loss on their receipt of liquidation proceeds, insomuch as the tax basis in their shares differs from the aggregate net asset value of their shares on the Liquidation Date.  The Fund has suspended sales but will continue to redeem its shares in the ordinary course pending completion of the liquidation, so stockholders who wish to redeem out of the Fund in advance of the liquidation will be free to do so.

For the reasons outlined above and described in more detail in the enclosed Proxy Statement the Board of Directors unanimously recommends that you vote “FOR” this proposal and the Plan of Liquidation for the Strategic Allocation Fund.

Your vote is important! Whether or not you expect to attend in person, we urge you to vote your shares.  For your convenience you may vote by telephone, by facsimile, via the Internet, or by mail by signing, dating, and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save us the expense and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote your shares by mail. Sending in your proxy card will not prevent you from voting your stock at the meeting if you desire to do so, as your vote by proxy is revocable at your option.  Please read the enclosed Proxy Statement and proxy card for more detailed instructions.

Voting by the Internet or telephone is fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help us reduce postage and proxy tabulation costs.  If you prefer, you can return the enclosed proxy card in the envelope provided. Please do not return the enclosed paper proxy card if you are voting over the Internet or by telephone or facsimile.

Very truly yours,

NORTH TRACK FUNDS, INC.

Elizabeth A. Watkins
Interim President

IMPORTANT STOCKHOLDER INFORMATION

Why Is There a Meeting of the Stockholders and When and Where Is the Stockholders’ Meeting?

The special meeting of stockholders (the “Special Meeting”) is being held so that stockholders of the North Track Strategic Allocation Fund (the “Strategic Allocation Fund” or the “Fund”) can approve the liquidation and dissolution of the Fund as more fully described in the enclosed Proxy Statement. The Special Meeting will be held on March __, 2009 at ______ Central Time, at the offices of North Track Funds, 200 S. Wacker Drive, Suite 2000, Chicago Illinois 60606.

Why Do the Board of Directors Believe that the Liquidation of the Fund Is in My Best Interests?

In late 2007, the Ziegler Capital Management, LLC, the investment advisor to the Funds (the “Advisor”) reported to the Board that its strategic focus in the future would emphasize its core institutional money management business, and that the Advisor was contemplating exiting the retail mutual fund business in the longer term.  North Track’s management and the Board discussed and considered the implications of this plan on the future of the Strategic Allocation Fund and the other North Track Funds and began to evaluate alternatives that would best serve the stockholders of each Fund.  The Board deemed it preferable, to the extent possible, to find one or more fund families that might be interested in carrying on the business of the Funds, either by consolidating them with compatible, larger mutual funds already in existence or as new startup funds within the fund family.

During the past six months, the Advisor, North Track’s management and the Board have searched for compatible fund families that might be interested in carrying on the business of the Funds.   While we have found compatible fund families that are willing to carry on the business of some of North Track’s other Funds, we have not been successful in locating another compatible fund family that was willing to continue the business of the Strategic Allocation Fund, and we believe that we will not be able to do so in the near future.  Given the fact that the Advisor plans to exit the retail mutual fund business and the lack of alternative courses of action, the Board decided it was in the best interests of the Strategic Allocation Fund and its stockholders for the Strategic Allocation Fund to be liquidated.

How Do I Vote?

You may vote in person at the Special Meeting or by completing and signing the proxy card and returning it in the enclosed postage pre-paid envelope.  You may also vote via the Internet or by telephone or facsimile by following the instructions on your proxy card.  Even if you intend to attend the Special Meeting and vote your shares in person, you are urged to complete and return the enclosed proxy card or to vote by the Internet or telephone.  Voting in such a manner will not prevent you from voting your shares at the Special Meeting if you desire to do so, as your vote by proxy is revocable at your option.  If you vote by Internet, facsimile or telephone, there is no need to mail back your proxy card.

The liquidation proposal is discussed more fully in the enclosed Proxy Statement.  Stockholders are urged to read carefully the Proxy Statement before deciding how to vote. We urge you to vote your shares.  It is important.

STRATEGIC ALLOCATION FUND
(A SERIES OF NORTH TRACK FUNDS, INC.)

200 S. Wacker Drive, Suite 2000
Chicago Illinois 60606
1-800-826-4600
www.northtrackfunds.com

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
ON MARCH __, 2009

TO THE STOCKHOLDERS OF THE NORTH TRACK STRATEGIC ALLOCATION FUND:

A Special Meeting (the “Special Meeting”) of Stockholders of the Strategic Allocation Fund (the “Fund”), a mutual fund series of North Track Funds, Inc. (“North Track”) will be held on March __, 2009 at ______ Central Time, at the offices of North Track Funds, 200 S. Wacker Drive, Suite 2000, Chicago Illinois 60606, for the following purposes:

1.
To approve the Plan of Liquidation (the “Plan of Liquidation”), which provides for the liquidation and discontinuation of the North Track Strategic Allocation Fund, including the sale of the North Track Strategic Allocation Fund’s investments and distribution of net proceeds to its stockholders.

2.	To transact such other business as properly may come before the meeting or an adjournment thereof.

The Proxy Statement accompanying this notice contains more complete information regarding the matters to be acted upon at the Special Meeting.

The Board of Directors has fixed the close of business on February 20, 2009, as the record date for determining stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof.  Only stockholders of record at the close of business on that date will be entitled to vote.

By Order of the Board of Directors

Angelique A. David
Assistant Secretary

Chicago, Illinois
February __, 2009

STRATEGIC ALLOCATION FUND
(A SERIES OF NORTH TRACK FUNDS, INC.)

200 S. Wacker Drive, Suite 2000
Chicago Illinois 60606
1-800-826-4600
www.northtrackfunds.com

PROXY STATEMENT

SOLICITATION

This Proxy Statement is being furnished by the Board of Directors (the “Board”) of North Track Funds, Inc., a Maryland corporation (“North Track”), to the stockholders the Strategic Allocation Fund, a mutual fund series of North Track (the “Fund”) in connection with the solicitation of proxies for use at a special meeting (the “Special Meeting”) of stockholders to be held on March __, 2009 at ______ Central Time, at the offices of North Track Funds, 200 S. Wacker Drive, Suite 2000, Chicago Illinois 60606, or any adjournment thereof.

The primary purpose of the Special Meeting is to consider and vote on a proposal to approve the Plan of Liquidation, a copy of which is attached hereto as Annex A, which provides for  the liquidation and discontinuation of the Fund (the “Plan of Liquidation”), including the sale of the North Track Strategic Allocation Fund’s investments and distribution of net proceeds to its stockholders.  The Board, including those directors who are not interested persons of North Track, unanimously recommends that you vote “FOR” the proposal to approve the Plan of Liquidation.

The Board is conducting the solicitation of proxies for use at the Special Meeting principally through the delivery, by mail, email or via the Internet, of this Proxy Statement and the accompanying proxy card.  Officers and employees of North Track, Ziegler Capital Management, LLC, the Fund’s investment advisor (“ZCM” or the “Advisor”), and B.C. Ziegler and Company, the Fund’s distributor and administrator (“B.C. Ziegler”), may also solicit stockholder proxies in person, by mail, by telephone, by email, by facsimile, or via the Internet.

Ziegler Capital Management, LLC, the Fund’s investment advisor (the “Advisor”) or its affiliates will pay for all of the costs and expenses associated with this proxy solicitation, including costs relating to the printing, mailing, and tabulation of the proxies. A third-party service provider may be retained to assist with this solicitation of proxies. The total estimated cost of this proxy solicitation is estimated to be $________.

February 20, 2009 has been set as the record date for determining stockholders entitled to notice of and to vote at the Special Meeting (the “Record Date”).  This Proxy Statement and the accompanying materials are being made available to stockholders on or about February __, 2009.  The Board encourages you to read this Proxy Statement carefully and promptly vote your shares. If you have questions about this Proxy Statement, or if you would like additional information regarding the Plan of Liquidation, please contact North Track at 200 S. Wacker Drive, Suite 2000, Chicago Illinois 60606, or by calling 1-800-826-4600.

The most recent Prospectus and Statement of Additional Information of the Fund, each dated March 1, 2008 (the “Fund Prospectus” and the “Fund SAI”, respectively), the Annual Report to Stockholders of the Fund for the year ended October 31, 2008 (the “Fund Stockholder Report”) has been filed with the Securities and Exchange Commission and may be obtained without charge by writing or calling the Fund at the address and phone number shown above or by visiting the Fund’s website shown above.    These reports, as well as other filings of the Fund, may be reviewed and copied at the SEC's Public Reference Room in  Washington, D.C. or on the EDGAR database on the SEC's website (http://www.sec.gov).  Information on the operation of the SEC's Public Reference Room may be obtained by calling the SEC at (202) 551-8090. You can also request copies of these materials, upon payment of a duplicating fee, by electronic request at the SEC's e-mail address (publicinfo@sec.gov) or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.

SUMMARY

The following is a summary of certain information contained elsewhere in this Proxy Statement (including the Plan of Liquidation attached hereto as Annex A).  This summary is not intended to be complete and is qualified in all respects by reference to information contained elsewhere in this Proxy Statement and the Plan of Liquidation.

Purpose of the Special Meeting
The primary purpose of the Special Meeting is to consider and vote on the Plan of Liquidation, a copy of which is attached hereto as Annex A, which provides for the liquidation and discontinuation of the Fund, including the sale of the Fund’s investments and distribution of net proceeds to its stockholders.

Consequences of Liquidation
Pursuant to the Plan of Liquidation, the officers of the Fund will sell all of the investments held by the Fund, will discharge all of the Fund’s liabilities, and will distribute the net proceeds to the stockholders of the Fund on the date the liquidation is completed.  The Fund’s operations will then be discontinued.  The Fund has suspended sales of its shares but continues to redeem its shares in the ordinary course pending completion of the liquidation, so stockholders who wish to redeem out of the Fund in advance of the liquidation will be free to do so.

When the Fund will be Liquidated
If the Plan of Liquidation is approved at the Special Meeting, we expect that North Track will commence making liquidating distributions to Fund stockholders on or about March __, 2009, or such other date as the Board may determine, assuming that all conditions to the consummation of the Plan of Liquidation have been satisfied.

Liquidation of Other North Track Funds and Dissolution of North Track
The Board of Directors has approved a plan of liquidation or plan of reorganization (each an “Other Liquidation Plan” and collectively, the “Other Liquidation Plans”) for each of the other North Track Funds (the “Other Funds”) and will submit those plans to the stockholders of the Other Funds for their approval.  It is anticipated that once the Plan of Liquidation has been approved by stockholders of the Fund and the Other Liquidation Plans have been approved by stockholders of the Other Funds, North Track will be dissolved in accordance with the Plan of Dissolution attached as Exhibit A to the Plan of Liquidation.

Federal Tax Consequences to Stockholders
Stockholders should realize taxable gain or loss on their receipt of liquidation proceeds, insomuch as the tax basis in their shares differs from the aggregate net asset value of their shares on the liquidation date.

Required Vote
In order to be approved, the proposal to approve the Plan of Liquidation must receive the affirmative vote of stockholders of the Fund who hold in the aggregate a majority of all outstanding shares of the Fund as of the Record Date.

How to Vote
Stockholders may vote via the Internet, by telephone, or by fax by following the instructions on the enclosed proxy card.  Stockholders may also vote by mail, by returning the enclosed proxy card, or in person at the Special Meeting.

PROPOSAL—TO APPROVE THE PLAN OF LIQUIDATION, WHICH PROVIDES FOR THE LIQUIDATION AND DISCONTINUATION OF THE NORTH TRACK STRATEGIC ALLOCATION FUND, INCLUDING THE SALE OF THE NORTH TRACK STRATEGIC ALLOCATION FUND’S INVESTMENTS AND DISTRIBUTION OF NET PROCEEDS TO ITS STOCKHOLDERS

Introduction

Stockholders of the Fund will be asked at the Special Meeting to approve the Plan of Liquidation and the liquidation it describes, as discussed in more detail in this Proxy Statement.  If the Plan of Liquidation is approved at the Special Meeting, we expect that North Track will commence making liquidating distributions to Fund stockholders on or about March __, 2009, or such other date as the Board may determine, assuming that all conditions to the consummation of the Plan of Liquidation have been satisfied.

The Plan of Liquidation

On January 27, 2009, the Board approved the Plan of Liquidation for the Fund and the submission of it for approval by Fund stockholders. Pursuant to the Plan of Liquidation, a copy of which is attached as Annex A to this Proxy Statement, the Fund will first convert all of the assets of the Fund to cash or cash equivalents.  In the alternative, if determined by North Track to be in the best interests of the Fund and its stockholders, the Fund may elect not to liquidate its portfolio assets and rather distribute such amounts in-kind to its stockholders consistent with applicable law.  North Track will then apply the Fund’s assets to the payment, satisfaction and discharge of all existing debts and obligations of the Fund, including necessary expenses of liquidation, and establish a reserve for future expenses as required by applicable law.  Thereafter, North Track will set a date for liquidation of the Fund (the “Liquidation Date”).  On or after the Liquidation Date, and in any event within 30 days thereafter, the Fund will mail to its stockholders of record a liquidating distribution or distributions, which may be in cash or cash equivalents or in-kind, in an amount equal to the aggregate net asset value of such stockholder’s shares in the Fund determined as of the Liquidation Date in accordance with the Fund’s valuation policies.  Accordingly, Fund stockholders who continue to hold their shares through the Liquidation Date will receive a liquidating distribution.

If the Plan of Liquidation is approved at the Special Meeting, we expect that North Track will commence making liquidating distributions on or about March __, 2009, or such other date as the Board may determine, assuming that all conditions to the consummation of the Plan of Liquidation have been satisfied.  The Fund has suspended sales of its shares but continues to redeem its shares in the ordinary course pending completion of the liquidation, so stockholders who wish to redeem out of the Fund in advance of the liquidation will be free to do so.

Following the Liquidation Date, the Fund will cease to conduct business except as required to carry out the terms of the Plan of Liquidation.  Upon the payment of the liquidating distribution, all outstanding shares of the Fund will be deemed cancelled.

In the event that the Fund is unable to make liquidating distributions to stockholders because of the inability to locate stockholders, the Fund may create in the name and on behalf of the Fund a liquidation trust with a financial institution and, subject to applicable abandoned property laws, deposit any remaining assets of the Fund in such trust for the benefit of the stockholders that cannot be located.  The expense of any such trust shall be charged against the assets held in such trust.

Reasons for the Proposed Liquidation

In late 2007, the Advisor reported to the Board that its strategic focus in the future would emphasize its core institutional money management business, and that the Advisor was contemplating exiting the retail mutual fund business in the longer term.  North Track management and the Board discussed and considered the implications of this plan on the future of the North Track Funds and began to evaluate alternatives that would best serve the stockholders of each Fund.  The Board deemed it preferable, to the extent possible, to find one or more fund families which might be interested in carrying on the business of the Funds, either by consolidating them with compatible, larger mutual funds already in existence or as new startup funds within the fund family.  The Board acknowledged that, to the extent such a compatible and appropriate successor could not be found for any of the Funds, the Board may have to recommend to stockholders that they approve liquidation of the particular Fund(s).  The Board deemed identifying a possible successor fund family or families as preferable because it would give stockholders an opportunity to continue their investment in a compatible investment vehicle and potentially could be accomplished in a tax-free reorganization in which stockholders would not realize any taxable gain or loss.

To that end, the Board directed management and the Advisor to investigate a possible fund family or families that might be interested in taking over one or more of the Funds.  During the summer and early fall of 2008, the Advisor contacted thirty-six fund managers, eight of whom expressed interest, signed confidentiality agreements, obtained and reviewed information about the Funds and participated in discussions with the Advisor.  Four of those managers proposed combining some or all of the Funds with their fund families.

At a meeting on September 11-12, 2008, management presented to the Board of Directors of the Funds information regarding each of these managers and an outline of how each of them would propose to map one or more of the Funds into their fund families.  The Board of Directors identified two of the interested parties as superior fits (“Fund Family A”) and (“Fund Family B”), and instructed management to conduct further discussions with those parties.  Management kept the Board apprised of developments in the ensuing discussions.

At its meeting held on December 11-12, 2008, management presented the Board with the details of proposals from both parties.  As a result of that meeting, the Board directed management and the Advisor to proceed with discussions with Fund Family A and Fund Family B and to negotiate the terms of definitive agreements.

After further discussions with Fund Family A and Fund Family B, the parties were unable to come to a mutually agreeable arrangement for the acquisition of the Strategic Allocation Fund.  Thus, we have not been successful in locating another compatible fund family that was willing to continue the business of the Strategic Allocation Fund, and we believe that we will not be able to do so in the near future.  Given the fact that the Advisor plans to exit the retail mutual fund business and the lack of alternative courses of action, the Board decided it was in the best interests of the Strategic Allocation Fund and its stockholders for the Strategic Allocation Fund to be liquidated.

Liquidation of Other North Track Funds and Dissolution of North Track

           The Board has approved the Other Liquidation Plans for each of the Other Funds and will submit those plans to the stockholders of the Other Funds for their approval.  It is anticipated that once the Plan of Liquidation has been approved by stockholders of the Fund and the Other Liquidation Plans have been approved by stockholders of the Other Funds, North Track will be dissolved in accordance with the Plan of Dissolution attached as Exhibit A to the Plan of Liquidation.  Therefore, a vote for the proposal will also constitute a vote for the dissolution of North Track in accordance with the terms of the Plan of Liquidation and the Plan of Dissolution.

Federal Tax and Other Aspects of the Liquidation

Pursuant to the Plan of Liquidation and as discussed above, the Fund will sell its assets, satisfy its liabilities and distribute the proceeds to the stockholders of the Fund.  North Track anticipates that the Fund will retain its qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended, during the liquidation period and will not be taxed on any of its income realized from this sale of assets.

Any stockholders who continue to hold their shares through Liquidation Date will receive a liquidating distribution, which may be in cash or cash equivalents or in-kind, in an amount equal to the aggregate net asset value of such stockholder’s shares in the Fund determined as of the Liquidation Date in accordance with the Fund’s valuation policies.  Upon receipt by the stockholders of the liquidation proceeds, stockholders should realize taxable gain or loss for federal income tax purposes insomuch as the as the tax basis in their shares differs from the aggregate net asset value of their shares on the Liquidation Date.

STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISERS TO DETERMINE THE FEDERAL, STATE, AND OTHER INCOME TAX CONSEQUENCES OF RECEIVING THE LIQUIDATION DISTRIBUTION WITH RESPECT TO THEIR PARTICULAR TAX CIRCUMSTANCES.

VOTING INFORMATION

Eligibility and Number of Votes

Stockholders of record of the Fund at the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof.  Each stockholder will be entitled to one vote for each of his or her shares (and a fractional vote for each fractional share) on each matter presented at the Special Meeting.

How to Vote and Execution of Proxies

You may vote in person at the Special Meeting or by completing and signing the proxy card and returning it in the enclosed postage pre-paid envelope.  You may also vote via the Internet facsimile or telephone by following the instructions on your proxy card.  Shares represented by properly executed proxies received by North Track will be voted at the Special Meeting and any adjournment thereof in accordance with the terms of such proxies.

If no instructions are specified in a properly executed, unrevoked proxy, such shares will be voted “FOR” approval of the Plan of Liquidation.  Proxies will be voted in the discretion of the persons named in the proxy on any other proposals properly brought before the Special Meeting.  The Board presently does not anticipate that any other matters will be considered at the Special Meeting.

Even if you intend to attend the Special Meeting and vote your shares in person, you are urged to complete and return the enclosed proxy card or to vote by the Internet, facsimile or telephone.  Voting in such a manner will not prevent you from voting your shares at the Special Meeting if you desire to do so, as your vote by proxy is revocable at your option.   If you vote by Internet, facsimile or telephone, there is no need to mail back your proxy card.

Revocation of Proxies

A stockholder may revoke his or her proxy at any time prior to the voting thereof by filing a written notice of revocation with the Assistant Secretary of North Track, by delivering a duly executed proxy bearing a later date, or by attending the Special Meeting and voting his or her shares in person.  Unless so revoked, the shares represented by a properly executed proxy will be voted at the meeting and at any adjournment thereof in accordance with the instructions indicated on that proxy.

Quorum

In order for a vote on the Plan of Liquidation to be taken at the Special Meeting,  there must exist a quorum of stockholders of the Fund.  The presence at the Special Meeting, in person or by proxy, of stockholders of the Fund representing one-third (1/3) off all Fund shares outstanding and entitled to vote on the proposal constitutes a quorum for the transaction of business.  Abstentions and “broker non-votes” (proxies from brokers or other nominee owners indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote the shares as to a matter with respect to which the brokers or other nominee owners do not have discretionary voting power) will be treated as present for purposes of determining the presence or absence of a quorum, but will not be voted on the Plan of Liquidation, and accordingly will have the same effect as votes cast against approval of the Plan of Liquidation.

Vote Required to Approve Plan of Liquidation

Approval of the proposal and Plan of Liquidation requires the affirmative vote of the holders of a majority of the outstanding shares of the Fund.  Shareholders of the Fund will vote together as a single class on the proposal to approve the Plan of Liquidation.

The number of shares of the Fund outstanding as of the Record Date is set forth below.

Fund Name	Number of Outstanding Shares

North Track Strategic Allocation Fund
Class A	______
Class B	______
Class C	______
Class R	______

Total Shares	______

Adjournment

In the event that sufficient votes in favor of the proposal are not received by the scheduled time of the Special Meeting, the persons named as proxies in the enclosed proxy may propose and vote in favor of one or more adjournments of the Special Meeting in order to permit further solicitation of proxies without the necessity of further notice.  Any such adjournment will require the affirmative vote of a majority of the shares present at the session of the Special Meeting to be adjourned.

No Dissenters’ Rights or Rights of Appraisal

           Under Maryland law, stockholders of the Fund will not be entitled to any appraisal or similar rights in connection with the liquidation.  However, stockholders may redeem their shares of the Fund prior to the closing of the proposed liquidation at a price equal to the aggregate of the then current net asset value of their shares in the manner specified in the Fund’s current prospectus.

OWNERSHIP OF FUND SHARES

As of ______, 2009 no person was known to North Track to be the “beneficial owner” of more than 5% of the outstanding shares the Fund or of any class of shares of the Fund, except as reflected in the table below:

Holder	Class	Percentage of Class Owned	Percentage of Fund Owned

MG Trust Co. FBO WOW Distributing, Co. 700 17th Street Suite 300 Denver, CO 80202 (record holder)	R	____%	*

MG Trust Co. FBO People’s Bank 700 17th Street Suite 300 Denver, CO 80202 (record holder)	R	_____%	*
_______________________________

[* Less than 1%].

As of _________, 2009, the officers and directors of North Track as a group owned _____% of the outstanding shares of the Fund, and of each class of shares of the Fund.

OTHER BUSINESS

The Board is not aware of any other matters to be presented at the Special Meeting other than the proposal set forth in this Proxy Statement.  If any other business properly comes before the Special Meeting, the persons named in the accompanying proxy will exercise their best judgment in deciding how to vote on such matters.

OTHER INFORMATION

Auditors

Deloitte & Touche LLP serves as independent accountants and auditors to the Fund. Deloitte & Touche LLP has no direct or indirect financial interest in North Track, except for the fees it receives as auditors and independent public accountants.  No representative of Deloitte & Touche LLP is expected to be present at the Special Meeting.

Interests of Experts and Counsel

No expert or counsel named herein has a substantial interest in the Fund, North Track, Ziegler Capital Management, LLC (the Fund’s investment advisor), B.C. Ziegler and Company (the Fund’s distributor and administrator), the liquidation, or any other transaction contemplated by this Proxy Statement.

Stockholder Meetings

North Track is organized as a Maryland corporation, and as such is not required to hold annual meetings of stockholders.  North Track’s Bylaws provide that North Track is not required to hold annual meetings of stockholders in any year in which the election of directors, approval of an investment advisory agreement (or any sub-advisory agreement) or ratification of the selection of independent public accountants is not required to be acted upon by stockholders of North Track or of any of its portfolio series under the Investment Company Act.  Meetings of stockholders of the Fund will be held when and as determined necessary by the Board of Directors of North Track and in accordance with the Investment Company Act.

Stockholder Proposals

The Board of Directors of North Track has not been informed and is not aware that any other matter will be brought before the Special Meeting.  However, unless expressly indicated otherwise on the enclosed form of proxy, proxies may be voted with discretionary authority with respect to any other matter that may properly be presented at the Special Meeting or any adjournment thereof.  Stockholders of the Fund wishing to submit proposals for inclusion in a Proxy Statement for any future stockholder meetings should send their written proposals to the Assistant Secretary of North Track at 200 S. Wacker Drive, Suite 2000, Chicago Illinois 60606 within a reasonable amount of time prior to such meeting. The Board does not presently anticipate holding any other meetings for the Fund in 2009.

Address of Investment Advisor,  Principal Underwriter, and Administrator

The principal offices of the Fund’s investment advisor, Ziegler Capital Management, LLC, and distributor, B.C. Ziegler and Company, are located at 200 South Wacker Drive, Suite 2000, Chicago, Illinois 60606.  The principal offices of the Fund’s Accounting/Pricing Agent, B.C. Ziegler and Company, are located at 215 North Main Street,  West Bend, Wisconsin 53095.  The principal offices of the Fund’s Transfer Agent and Dividend Disbursing Agent, PNC Global Investment Servicing, are located at 101 Sabin Street, Pawtucket, Rhode Island 02860.

Delivery of Documents to Security Holders Sharing an Address

North Track may deliver a single Proxy Statement to persons who have a common address and who have effectively consented to such delivery.  This form of delivery is referred to as “householding.”   If you are a stockholder residing at an address to which one copy of the Proxy Statement was delivered, you may request an additional copy of the Proxy Statement, which we will deliver promptly upon request.  You may request additional copies of this Proxy Statement by calling North Track at 1-800-826-4600 or by writing to North Track at the address provided above.

If you would like to assist North Track in controlling its printing and mailing costs, you may consent to householding, or you may revoke your consent to householding, by writing North Track at the address provided above, or by calling 1-800-826-4600.

Important Notice Regarding the Availability of Proxy Materials

An electronic version of this Proxy Statement is available on the Internet at www.____________.com.

ANNEX A

PLAN OF LIQUIDATION

A-1

NORTH TRACK FUNDS, INC.

STRATEGIC ALLOCATION FUND

PLAN OF LIQUIDATION

This Plan of Liquidation (the “Plan”) is adopted by North Track Funds, Inc. (“North Track”), a corporation organized and existing under the laws of the State of Maryland and an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), with respect to one of its mutual fund series, the Strategic Allocation Fund (the “Fund”).  This Plan is adopted as a plan of liquidation that is intended to comply with applicable provisions of the Internal Revenue Code of 1986, as amended (the “IRC”), and the regulations thereunder, with respect to the Fund.  The Plan is intended to accomplish the complete liquidation of the Fund and the redemption of the Fund’s outstanding shares of stock (the “Shares”) in conformity with all applicable laws, including the Maryland General Corporation Law, the Investment Company Act, the IRC, and North Track’s Articles of Incorporation and By-Laws.

WHEREAS, North Track’s board of directors (the “Board”), including a majority of the directors who are not interested persons (as defined by the Investment Company Act) on behalf of the Fund, has determined that it is in the best interests of the Fund and the holders of the Fund’s Shares to liquidate the Fund.

WHEREAS, the Board considered and adopted this Plan on January 27, 2009, as the method of liquidating the Fund in accordance with the requirements of North Track’s Articles of Incorporation, By-Laws and the Maryland General Corporation Law.

WHEREAS, on January 27, 2009, the Board also considered and adopted a plan of liquidation or a plan of reorganization (each an “Other Liquidation Plan” and collectively the “Other Liquidation Plans”) for each of North Track’s other mutual fund series (each an “Other Fund” and collectively, the “Other Funds”), each of which Other Liquidation Plan will become effective upon approval by the stockholders of each such applicable Other Fund.

NOW THEREFORE, the liquidation of the Fund shall be carried out in the manner hereinafter set forth:

1.           Effective Date of the Plan. This Plan shall become effective immediately upon the date that this Plan is approved by the Fund’s stockholders (the “Effective Date”).

2.           Liquidation.

(a)           Liquidation of Fund Assets.  As promptly as practicable on or after the Effective Date, the proper officers of North Track are authorized and directed to take such actions to convert all portfolio securities of the Fund into cash or cash equivalents. In the alternative, if determined by the proper officers of North Track to be in the best interests of the Fund and the holders of its Shares, the Fund may elect not to liquidate its portfolio assets and shall rather distribute such amounts in-kind to its stockholders consistent with applicable statutes, regulations, and interpretations, which shall constitute a liquidating distribution for this purpose.

(b)           Reservation for and Payment of Debts. As promptly as practicable on or after the Effective Date, subject to the provisions of Section 2(a) hereof, the proper officers of North Track shall apply the Fund’s assets to the payment, satisfaction and discharge of all existing debts and obligations of the Fund, including necessary expenses of liquidation.  The proper officers of North Track shall establish a reserve as required by applicable law to meet the costs of its liquidation, including its required tax filings, and any contingent liabilities of the Fund, including any claims or actions to which the Fund is or may be subject.  Any amount that is placed in such reserve shall be deducted from the net assets distributable to stockholders until the contingent liabilities have been settled or otherwise determined and discharged.

(c)           Liquidating Distribution.

(i)           As promptly as practicable and as permitted by applicable law, the proper officers of the Fund shall set a date for the consummation of the liquidation of the Fund contemplated by this Plan (the “Liquidation Date”). On or after the Liquidation Date, and in any event within 30 days thereafter, the Fund shall mail to its stockholders of record, as of a date determined by the proper officers of North Track, in redemption of such stockholder’s Shares of the Fund, a liquidating distribution (or distributions, if more than one distribution shall be necessary), which may be in cash or cash equivalents or in-kind, equal to the aggregate net asset value of such stockholder’s Fund Shares determined as of the Liquidation Date in accordance with the Fund’s valuation policies and subject to reserves established under Section 2(b) hereof. Upon the mailing of the liquidating distribution(s), all outstanding Shares of the Fund will be deemed cancelled.

(ii)           In the event that the Fund is unable to distribute all of the net assets distributable to stockholders because of the inability to locate stockholders to whom liquidation distributions are payable, the proper officers of the Fund may create in the name and on behalf of the Fund a liquidation trust with a financial institution and, subject to applicable abandoned property laws, deposit any remaining assets of the Fund in such trust for the benefit of the stockholders that cannot be located.  The expense of any such trust shall be charged against the assets held therein.

3.           Dissolution of North Track.  As promptly as practicable after the latest to occur of (i) the Effective Date and (ii) the effective date of each of the Other Liquidation Plans, which date shall be determined by the proper officers of North Track, North Track shall be dissolved in accordance with the terms of the Plan of Dissolution for North Track Funds, Inc., in the form attached hereto as Exhibit A, the laws of the State of Maryland and North Track’s Articles of Incorporation and By-Laws.
2

4.           Further Authorization. The Board and, subject to the authority and approval of the Board, the proper officers of North Track, shall have the authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including the execution and filing of all certificates, documents, information returns, tax returns and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of the Investment Company Act or any other applicable laws. The death, resignation or disability of any director or any officer of North Track shall not impair the authority of the surviving or remaining directors or officers to exercise any of the powers provided for in this Plan.

NORTH TRACK FUNDS, INC. By: Elizabeth A. Watkins, Interim President	ATTEST: By: Benjamin H. DeBerry, Secretary

3

EXHIBIT A

PLAN OF DISSOLUTION

NORTH TRACK FUNDS, INC.

PLAN OF DISSOLUTION

This Plan of Dissolution (the “Plan”) is adopted by North Track Funds, Inc. (“North Track”), a corporation organized and existing under the laws of the State of Maryland and an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  This Plan is adopted as a plan of liquidation and dissolution that is intended to comply with applicable provisions of the Internal Revenue Code of 1986, as amended (the “IRC”), and the regulations thereunder, with respect to North Track.  The Plan is intended to accomplish the complete dissolution of North Track in conformity with all applicable laws, including the Maryland General Corporation Law, the Investment Company Act, the IRC, and North Track’s Articles of Incorporation and By-Laws.

WHEREAS, North Track’s board of directors (the “Board”), including a majority of the directors who are not interested persons (as defined by the Investment Company Act), has determined that it is in the best interests of each of North Track’s mutual fund series (each a “Fund” and  collectively, the “Funds”) and the stockholders of each Fund to liquidate each Fund and dissolve North Track.

WHEREAS, on January 27, 2009, the Board considered and adopted a plan of liquidation or a plan of reorganization for each Fund (each a “Liquidation Plan” and collectively, the “Liquidation Plans”), each of which Liquidation Plan will become effective upon approval by the stockholders of each such applicable Fund.

WHEREAS, on January 27, 2009, the Board also considered and adopted this Plan as the method of dissolving North Track in accordance with the requirements of North Track’s Articles of Incorporation, By-Laws and the Maryland General Corporation Law.

NOW THEREFORE, the dissolution of North Track shall be carried out in the manner hereinafter set forth:

1.           Effective Date of the Plan.  This Plan shall be come effective on the first date that all Liquidation Plans have been approved by the appropriate stockholders of the Funds (the “Effective Date”).

2.           Dissolution of North Track.

(a)           Dissolution Date.  As promptly as practicable after the Effective Date, which date shall be determined by the proper officers of North Track (the “Dissolution Date”), North Track shall be dissolved in accordance with the terms of this Plan, laws of the State of Maryland and North Track’s Articles of Incorporation and By-Laws.

(b)           Cessation of Business.  Upon the Dissolution Date, North Track shall cease its business as an investment company and shall not engage in any business activities except for the purposes of winding up its business and affairs, marshalling and preserving the value of its assets, and distributing its assets to its stockholders in redemption of their shares in accordance with the provisions of this Plan and the Liquidation Plans after the payment to (or reservation of assets for payment to) all creditors of each Fund and discharging or making reasonable provisions for each such Fund’s liabilities.
Exhibit A-1

(c)           Winding up Fund Business.  As promptly as practicable on or after the Dissolution Date, North Track shall proceed with the business of winding up its affairs, and the proper officers of North Track are hereby authorized and directed to perform such acts, execute and deliver such documents, and do all the things as may be reasonably necessary or advisable to complete the dissolution of North Track, including, but not limited to, the following:

(i)         fulfill or discharge the contracts of North Track and the Funds;

(ii)        collect North Track’s and the Funds’ assets;

(iii)       sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining property and assets of North Track and the Funds to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind;

(iv)      discharge or pay the liabilities of North Track and the Funds;

(v)       prosecute, settle or compromise claims of North Track and the Funds or to which they may be subject;

(vi)      prepare and file final state and federal tax returns and any amendments thereto;

(vii)     prepare and file such notices and regulatory filings as may be required by the Securities and Exchange Commission under the Investment Company Act, the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended, to deregister North Track and the shares of the Funds;

(viii)   make such distributions and dividends on the shares of the Funds in such amounts as management deems appropriate to effect the liquidation of the Funds in a manner that minimizes excise and income taxes payable by the Funds and their stockholders; and

(ix)      make any other filings or notices that are required under the Maryland General Corporation Law in order for the Funds to be liquidated and North Track to be dissolved.
Exhibit A-2

3.           Further Authorization. The Board and, subject to the authority and approval of the Board, the proper officers of North Track, shall have the authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including the execution and filing of all certificates, documents, information returns, tax returns and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of the Investment Company Act or any other applicable laws. The death, resignation or disability of any director or any officer of North Track shall not impair the authority of the surviving or remaining directors or officers to exercise any of the powers provided for in this Plan.

NORTH TRACK FUNDS, INC. By: Elizabeth A. Watkins, Interim President	ATTEST: By: Benjamin H. DeBerry, Secretary

Exhibit A-3

SPECIAL MEETING OF THE STOCKHOLDERS OF STRATEGIC ALLOCATION FUND

North Track FUNDS

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

To be voted on by the Stockholders of: **THE NORTH TRACK STRATEGIC ALLOCATION FUND**
CUSIP NO.:663038-487, -586, -594, -610

CONTROL ID: XXXXXXXXXX
PROXY ID: XXXXXXXXXX
PASSWORD: XXXXXXXXXX

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS INDICATED, THE VOTE OF THE UNDERSIGNED WILL BE CAST "FOR" PROPOSAL 1. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐
New Address (if applicable):

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IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ____________________, 2009

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(Print Name of Stockholder and/or Joint Tenant)

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(Signature of Stockholder)

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(Second Signature if held jointly)